Exhibit 10.1

Amended and Restated Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 19, 2011, by and among CENTURY PROPERTIES FUND XV, a California limited partnership (“CPF XV”), CENTURY PROPERTIES FUND XV, LP, a Delaware limited partnership (“New CPF XV”), AIMCO CPF XV MERGER SUB LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Aimco OP”).

WHEREAS, on July 28, 2011, CPF XV, New CPF XV, the Aimco Subsidiary and Aimco OP entered into that certain Agreement and Plan of Merger (the “Prior Agreement”), and each desire to amend and restate the Prior Agreement as a result of a change in the consideration to be provided in the Second Merger (as defined herein);

WHEREAS, Fox Capital Management Corporation, the managing general partner of CPF XV (“FCMC”), has determined that the merger of CPF XV with and into New CPF XV, with New CPF XV as the surviving entity, and the subsequent merger of the Aimco Subsidiary with and into New CPF XV, with New CPF XV as the surviving entity, in each case, on the terms set forth herein, are advisable and in the best interests of CPF XV and New CPF XV and their respective partners;

WHEREAS, upon consummation of the First Merger (as defined below), FCMC will be the managing general partner of New CPF XV;

WHEREAS, Aimco OP is the sole member of the Aimco Subsidiary and the sole general partner and limited partner of New CPF XV;

WHEREAS the Board of Directors of AIMCO-GP, Inc., the general partner of Aimco OP (“AIMCO-GP”), has determined that the merger of CPF XV with and into New CPF XV, with New CPF XV as the surviving entity, and the subsequent merger of the Aimco Subsidiary with and into New CPF XV, with New CPF XV as the surviving entity, in each case, on the terms as set forth herein, are advisable and in the best interests of Aimco OP and its partners, and the Aimco Subsidiary;

WHEREAS, a majority in interest of the limited partners of CPF XV have approved this Agreement and the transactions contemplated hereby; and

WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which the Mergers (as defined below) will be consummated.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. The First Merger. Subject to the terms and conditions set forth herein, CPF XV shall be merged with and into New CPF XV (the “First Merger”), with New CPF XV as the surviving entity (the “First Surviving Entity”). As soon as practicable after all of the conditions to the First Merger set forth herein have been satisfied, CPF XV and New CPF XV shall (i) execute a certificate of merger and cause such certificate to be filed with the Secretary of State of the State of California and (ii) execute a certificate of merger and cause such certificate to be filed with the Secretary of State of the State of Delaware. The First Merger shall become effective upon the filing of such certificates (the “First Effective Time”). At the First Effective Time, the First Merger shall have the effect provided by applicable law and this Agreement, including, but not limited to, the following consequences:

(a) Certificate of Limited Partnership. The certificate of limited partnership of New CPF XV in effect immediately prior to the First Effective Time shall be the certificate of limited partnership of the First Surviving Entity unless and until subsequently amended.

(b) Partnership Agreement. The limited partnership agreement of CPF XV in effect immediately prior to the First Effective Time, as amended as set forth on Exhibit A hereto, shall be the partnership agreement of the First Surviving Entity unless and until subsequently amended. The general partners and each limited partner of the First Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, such partnership agreement.

(c) General Partner. FCMC and FRI shall be the general partners of the First Surviving Entity.

(d) Conversion of Equity Interests.

(i) Interests in CPF XV. Each general partnership interest of CPF XV outstanding immediately prior to the First Effective Time and held by a general partner shall be converted into an equivalent general partnership interest in the First Surviving Entity (each new general partnership interest, a “New CPF XV GP Interest”). Each unit of limited partnership interest of CPF XV outstanding immediately prior to the First Effective Time shall be converted into an equivalent unit of limited partnership interest in the First Surviving Entity (a “New CPF XV Unit”).

(ii) Interests in New CPF XV. The interest of each partner in New CPF XV immediately prior to the First Effective Time shall be cancelled.

SECTION 2. The Second Merger. Subject to the terms and conditions set forth herein, immediately following the First Effective Time, the Aimco Subsidiary shall be merged with and into New CPF XV (the “Second Merger” and, together with the First Merger, the “Mergers”), with New CPF XV as the surviving entity (the “Second Surviving Entity”). As soon as practicable after all of the conditions to the Second Merger set forth herein have been satisfied, New CPF XV shall cause to be filed a certificate of merger with respect to the Second Merger with the Secretary of State of the State of Delaware. The Second Merger shall become effective upon the filing of such certificate (the “Second Effective Time”). At the Second Effective Time, the Second Merger shall have the effect provided by applicable law and this Agreement, including, but not limited to, the following consequences:

(a) Certificate of Limited Partnership. The certificate of limited partnership of New CPF XV in effect immediately prior to the Second Effective Time shall be the certificate of limited partnership of the Second Surviving Entity unless and until subsequently amended.

(b) Partnership Agreement. The limited partnership agreement of New CPF XV in effect immediately prior to the Second Effective Time shall be the partnership agreement of the Second Surviving Entity (the “Partnership Agreement”) unless and until subsequently amended. The general partners and each limited partner of the Second Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement.

(c) General Partners. FCMC shall be the managing general partner of the Second Surviving Entity.

(d) Treatment of Limited Partners Interests in New CPF XV.

(i) In connection with the Second Merger and in accordance with the procedures set forth in Section 2(d)(iii) hereto, each New CPF XV Unit outstanding immediately prior to the Second Effective Time, except New CPF XV Units held by limited partners who have perfected their appraisal rights pursuant to Exhibit B hereto, shall be converted into the right to receive, at the election of the holder thereof, either (x) $41.83 in cash (the “Cash Consideration”) or (y) a number of partnership common units (“OP Units”) of Aimco OP calculated by dividing $41.83 by the average closing price of Apartment Investment and Management Company common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the date of the Second Effective Time (the “OP Unit Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

(ii) Notwithstanding Section 2(d)(i), if Aimco OP determines that the law of the state or other jurisdiction in which a holder of New CPF XV Units resides would prohibit the issuance of OP Units in that state or jurisdiction, or that the registration or qualification in that state or other jurisdiction would be prohibitively costly (each such state or jurisdiction, a “Specified Jurisdiction”), then such holder will only be entitled to receive the Cash Consideration for each New CPF XV Unit.

(iii) Aimco OP shall prepare a form of election (the “Election Form”) describing the Second Merger, pursuant to which each holder of New CPF XV Units will have the right to elect to receive either the Cash Consideration or the OP Unit Consideration (subject to Section 2(d)(ii)). Each limited partner of New CPF XV must make the same election with respect to his or her New CPF XV Units. Aimco OP shall mail or cause to be mailed an

Election Form to each holder of New CPF XV Units, together with any other materials that Aimco OP determines to be necessary or prudent, no later than ten (10) days after the Second Effective Time. An election to receive the Cash Consideration or the OP Unit Consideration shall be effective only if a properly executed Election Form is received by Aimco OP or its designees prior to 5:00 p.m., Eastern Time on the day that is thirty (30) days after the mailing of such Election Form by Aimco OP. If a holder New CPF XV Units fails to return a duly completed Election Form within the time period specified in the Election Form, such holder shall be deemed to have elected to receive the Cash Consideration. In addition, each holder of New CPF XV Units that resides in a Specified Jurisdiction will be deemed to have elected the Cash Consideration. CPF XV, New CPF XV, the Aimco Subsidiary and Aimco OP agree that holders of New CPF XV Units shall have the right to revoke any election made in connection with the Second Merger at any time prior to the expiration of the time period stated in the Election Form. Aimco OP and FCMC, by mutual agreement, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the issuance and delivery of the Merger Consideration, as applicable.

(e) Treatment of General Partners’ Interests. Each New CPF XV GP Interest outstanding immediately prior to consummation of the Second Merger shall remain outstanding and unchanged, with all of the rights set forth in the Partnership Agreement.

(f) Treatment of Interests in the Aimco Subsidiary. The entire membership interest in the Aimco Subsidiary immediately prior to the Second Effective Time shall be converted into one hundred (100) New CPF XV Units of the Second Surviving Entity.

SECTION 3. Appraisal Rights. In connection with the First Merger, none of the partners in CPF XV or New CPF XV will have any dissenters’ appraisal rights. In connection with the Second Merger, the holders of New CPF XV Units immediately prior to the Second Merger shall have the appraisal rights set forth in Exhibit B hereto.

SECTION 4. Covenants. Aimco OP agrees to pay for, or reimburse CPF XV and New CPF XV for, all expenses incurred by CPF XV and New CPF XV in connection with the Mergers and the transactions contemplated hereby. Aimco OP agrees to pay cash or issue and deliver OP Units to the former holders of New CPF XV Units, in accordance with Section 2(d) of this Agreement.

SECTION 5. Conditions to the Mergers. Notwithstanding any provisions of this Agreement to the contrary, none of the parties hereto shall be required to consummate the transactions contemplated hereby if any third-party consent, authorization or approval that any of the parties hereto deem necessary or desirable in connection with this Agreement, or the consummation of the transactions contemplated hereby, has not been obtained or received.

SECTION 6. Tax Treatment.

(a) First Merger. The parties hereto acknowledge and agree that for federal income tax purposes, the First Merger will be treated as follows:

(i) CPF XV will be deemed to have obtained as a result of the First Merger an initial capital account balance in the First Surviving Entity reflecting the tax bases of the assets so treated as contributed by CPF XV to the First Surviving Entity.

(ii) Each partner in the First Surviving Entity will have an initial capital account balance in the First Surviving Entity equal to its proportionate share of such initial capital account balance so deemed obtained by CPF XV.

(iii) In accordance with the foregoing, the respective initial capital account balances of the general partners and limited partners of the First Surviving Entity immediately following the First Effective Time shall be the same as those of the general partners and the limited partners of CPF XV immediately prior to the First Effective Time.

(iv) The First Merger should not be treated as a realization event and, in accordance with the foregoing, the First Surviving Entity shall be treated as the continuation of CPF XV for federal income tax purposes.

(b) Second Merger. The parties hereto intend and agree that, for Federal income tax purposes, (i) any payment of cash for New CPF XV Units shall be treated as a sale of such New CPF XV Units by such holder and a purchase of such New CPF XV Units by Aimco OP for the cash so paid under the terms of this Agreement, and

(ii) each such holder of New CPF XV Units who accepts cash explicitly agrees and consents to such treatment. Furthermore, the parties hereto intend and agree that, for Federal income tax purposes, (i) any exchange of New CPF XV Units for OP Units under the terms of this Agreement shall be treated in accordance with Sections 721 and 731 of the Internal Revenue Code of 1986, as amended, and (ii) each such holder of New CPF XV Units who accepts OP Units explicitly agrees and consents to such treatment. Any cash and/or OP Units to which a holder of New CPF XV Units is entitled pursuant to this Agreement shall be paid only after the receipt of a consent from such holder that, for Federal income tax purposes, the receipt of cash and/or OP Units shall be treated as described in this Section 6(b).

SECTION 7. Further Assurances.

(a) From time to time, as and when required by the First Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of CPF XV such deeds and other instruments, and there shall be taken or caused to be taken by CPF XV all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the First Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CPF XV, and otherwise to carry out the purposes of this Agreement, and the officers and directors of FCMC are fully authorized in the name and on behalf CPF XV or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(b) From time to time, as and when required by the Second Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the Aimco Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by the Aimco Subsidiary all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Second Surviving Entity title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Aimco Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of FCMC are fully authorized in the name and on behalf of Aimco Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

SECTION 8. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the consummation of the Mergers with respect to any of the terms contained herein.

SECTION 9. Abandonment. At any time prior to consummation of the Mergers, this Agreement may be terminated and the Mergers may be abandoned without liability to any party hereto by any of the Aimco Subsidiary, Aimco OP, CPF XV or New CPF XV, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of the members of the Aimco Subsidiary, the partners of CPF XV or the general partner of Aimco OP.

SECTION 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

SECTION 11. No Third-Party Beneficiaries. No provision of this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto any rights or remedies hereunder, other than the appraisal rights given to holders of New CPF XV Units pursuant to Section 3.

IN WITNESS WHEREOF, CPF XV, New CPF XV, the Aimco Subsidiary and Aimco OP have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

CENTURY PROPERTIES FUND XV

By:	Fox Capital Management Corporation,
its Managing General Partner

By	/s/ Trent A. Johnson
Name: Trent A. Johnson
Title: Vice President and Assistant General Counsel

CENTURY PROPERTIES FUND XV, LP

By:	Aimco Properties, L.P.,
its General Partner

By:	AIMCO-GP, Inc.
its General Partner

By	/s/ Trent A. Johnson
Name: Trent A. Johnson
Title: Vice President and Assistant General Counsel

AIMCO CPF XV MERGER SUB LLC

By:	Aimco Properties, L.P.,
its sole Member

By:	AIMCO-GP, Inc.
its General Partner

By:	/s/ Trent A. Johnson
Name: Trent A. Johnson
Title: Vice President and Assistant General Counsel

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc.,
its General Partner

By:	/s/ Trent A. Johnson
Name: Trent A. Johnson
Title: Vice President and Assistant General Counsel

[Signature Page — Merger Agreement]

EXHIBIT A

AMENDMENT

TO

PARTNERSHIP AGREEMENT

OF

CENTURY PROPERTIES FUND XV

This AMENDMENT TO THE PARTNERSHIP AGREEMENT OF CENTURY PROPERTIES FUND XV (this “Amendment”) is entered into as of [ • ], 2011 by and among Fox Capital Management Corporation, a California corporation, in its capacity as managing general partner (the “Managing General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).

Recitals

WHEREAS, Century Properties Fund XV, a California limited partnership (the “Partnership”), is governed pursuant to the terms of that certain Amended and Restated Partnership Agreement, dated December 31, 1979, as amended and restated May 29, 1980, and as further amended to date (the “Partnership Agreement”);

WHEREAS, the Partnership and Century Properties Fund XV, LP, a Delaware limited partnership (the “Delaware Partnership”), are parties to an Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2011 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Partnership will be merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the merger, the Partnership Agreement, as further amended by this Amendment, will become the partnership agreement of the Delaware Partnership; and

WHEREAS, the merger will be effected upon the approval or consent of (i) the managing general partner of each of the Partnership and the Delaware Partnership, and (ii) a majority in interest of the limited partners of each of the Partnership and the Delaware Partnership.

NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1. Amendments to the Partnership Agreement. At the effective time of the merger, the Partnership Agreement shall be amended as follows:

(a) In the first paragraph of the Partnership Agreement, the following words are deleted: “pursuant to the Uniform Limited Partnership Act of the State of California.”

(b) Beginning in Section 2 of the Partnership Agreement, all references therein to the Uniform Limited Partnership Act of the State of California or to the Uniform Limited Partnership Act of California shall be deemed to refer to the Delaware Revised Uniform Limited Partnership Act.

(c) Beginning in Section 2 of the Partnership Agreement, all occurrences of the phrase “the State of California” shall be replaced with the phrase “the State of Delaware.”

(d) Section 1 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“1.1 The name of the Partnership is Century Properties Fund XV, LP, and its principal place of business is 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602 and thereafter such other place or places as the Managing General Partner may from time to time determine.

1.2 Century Properties Fund XV was originally formed as a limited partnership (the “California Partnership”) pursuant to the provisions of the California Uniform Limited Partnership Act, upon the terms and conditions set forth in an agreement made as of December 31, 1979. Pursuant to an Amended and Restated Agreement and Plan of Merger, dated December 19, 2011, by and between the California Partnership and Century Properties Fund XV, LP, a Delaware limited partnership (the “Delaware Partnership”), the California Partnership was merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the “Surviving Entity”) in the merger (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Merger had the effect provided by applicable law, and the following consequences: (a) the certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time became the certificate of limited partnership of the Surviving Entity; (b) the limited partnership agreement of the California Partnership in effect immediately prior to the Effective Time, as amended as set forth on Exhibit A to the Merger Agreement, became the partnership agreement of the Surviving Entity (as so amended, the “Partnership Agreement”); (c) Fox Capital Management Corporation, a California corporation, remained as sole Managing General Partner of the Surviving Entity, and its interest in the California Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (d) Fox Realty Investors, a California general partnership, remained as a general partner of the Surviving Entity, and its interest in the California Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (e) the interests of the general partner in the Delaware Partnership immediately prior to the Effective Time was cancelled; (f) each limited partner in the California Partnership became a limited partner in the Surviving Entity, with an interest in the Surviving Entity equivalent to the interest such limited partner had in the California Partnership immediately prior to the Effective Time; (g) the interest of each limited partner in the Delaware Partnership immediately prior to the Effective Time was cancelled. References herein to the “Partnership” are to the California Partnership prior to the Merger and to the Delaware Partnership, as the Surviving Entity in the Merger, from and after the Effective Time.”

2. Miscellaneous.

(a) Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict of apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b) Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

EXHIBIT B

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2011 (the “Merger Agreement”), by and among Century Properties Fund XV, a California limited partnership (“CPF XV”), Century Properties Fund XV, LP, a Delaware limited partnership (“New CPF XV”), AIMCO CPF XV Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Second Merger, limited partners of New CPF XV shall have the following appraisal rights:

(a) Any limited partner who holds New CPF XV Units on the effective date of the Second Merger who has not consented to the Second Merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s New CPF XV Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), excluding the Procedures for Large, Complex Commercial Disputes, by a single arbitrator selected by Aimco OP from a panel of AAA arbitrators who are qualified to value investment interests in commercial real estate. Any action for judicial review or enforcement of the arbitration award shall be brought in a court of competent jurisdiction located in Denver, Colorado.

(b) Within 10 days after the effective date of the Second Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Second Merger, the effective date of the Second Merger and that appraisal rights are available for any or all New CPF XV Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their New CPF XV Units pursuant to paragraph (a) hereof. Any limited partner who holds New CPF XV Units on the effective date of the Second Merger and who has not consented to the Second Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her New CPF XV Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her New CPF XV Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New CPF XV Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time within 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of New CPF XV Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such New CPF XV Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitrator a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their New CPF XV Units and with whom agreements as to the value of their New CPF XV Units have not been reached with Aimco OP. The arbitrator shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the arbitrator, and the costs of the preparation and mailing thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the arbitrator shall determine as to each of the Nonconsenting Limited Partners whether the Nonconsenting Limited Partner is entitled to appraisal rights hereunder.

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the arbitrator shall appraise the New CPF XV Units, determining their fair value, as of the date of the Second Merger, exclusive of any element of value arising from the accomplishment or expectation of the Second Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all factors relevant to the issue of fair value of the New CPF XV Units, using the legal standard of fair value that would apply if the Nonconsenting Limited Partner were a stockholder in a corporation entitled to appraisal rights as a result of a corporate merger under the corporation laws of the state of Delaware. Unless the arbitrator in his or her discretion determines otherwise for good cause shown, interest from the effective date of the Second Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Second Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the arbitrator may, in his or her discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners entitlement to appraisal rights hereunder. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The arbitrator shall direct the payment of the fair value of the New CPF XV Units (which will be paid only in cash), together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the New CPF XV Units shall be treated as a sale of the New CPF XV Units by the owner and a purchase of such New CPF XV Units by Aimco OP for the Cash Consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4) and the release described in (i) hereof.

(h) The costs of the proceeding may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the arbitrator may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) Any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New CPF XV Units and who has not withdrawn the demand before the Election Deadline shall be deemed to have entered into a binding contract with Aimco OP to accept the fair value awarded by the arbitrator in exchange for his or her New CPF XV Units, plus any interest as provided herein. The award of fair value, plus any interest, to the Nonconsenting Limited Partners shall be exclusive of and in lieu of any other right, claim or remedy under the state or federal law that the Nonconsenting Limited Partner may have with respect to his or her New CPF XV Units whether under the Merger Agreement or otherwise and whether against CPF XV, New CPF XV, FCMC, FRI, Aimco-GP, Apartment Investment and Management Company, Aimco OP, or any other person or entity, and the Nonconsenting Limited Partner shall execute and deliver a release of all other such rights, claims and remedies in exchange for payment of the award.

(j) From and after the effective date of the Second Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such New CPF XV Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Second Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors,

LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. The appraisal proceeding may also be dismissed as to any Nonconsenting Limited Partner with the agreement or consent of Aimco OP upon such terms as the two parties may agree. Except as provided in the two foregoing sentences, no appraisal proceeding before the arbitrator shall be dismissed as to any Nonconsenting Limited Partner without the approval of the arbitrator, and such approval may be conditioned upon such terms as the arbitrator deems just.